EXHIBIT 12.1
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                              WEINGARTEN REALTY INVESTORS
              COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                   TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                (AMOUNTS IN THOUSANDS)


                                                                Three Months Ended
                                                                     March 31,
                                                              ----------------------
                                                                2004         2003
                                                              ---------    ---------
Net income available to common shareholders . . . . . . . . . $ 27,143     $ 24,969

Add:
Portion of rents representative of the interest factor. . . .      241          236
Interest on indebtedness. . . . . . . . . . . . . . . . . . .   27,733       19,439
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    1,266        4,922
Amortization of debt cost . . . . . . . . . . . . . . . . . .      349          328
                                                              ---------    ---------
    Net income as adjusted. . . . . . . . . . . . . . . . . . $ 56,732     $ 49,894
                                                              =========    =========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . . . . . $ 27,733     $ 19,439
Capitalized interest. . . . . . . . . . . . . . . . . . . . .    1,342        1,816
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    1,266        4,922
Amortization of debt cost . . . . . . . . . . . . . . . . . .      349          328
Portion of rents representative of the interest factor. . . .      241          236
                                                              ---------    ---------
    Fixed charges . . . . . . . . . . . . . . . . . . . . . . $ 30,931     $ 26,741
                                                              =========    =========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . . .     1.83         1.87
                                                              =========    =========


Net income available to common shareholders . . . . . . . . . $ 27,143     $ 24,969
Depreciation and amortization . . . . . . . . . . . . . . . .   25,411       19,826
Gain on sale of properties. . . . . . . . . . . . . . . . . .     (317)        (880)
                                                              ---------    ---------
    Funds from operations . . . . . . . . . . . . . . . . . .   52,237       43,915
Add:
Portion of rents representative of the interest factor. . . .      241          236
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    1,266        4,922
Interest on indebtedness. . . . . . . . . . . . . . . . . . .   27,733       19,439
Amortization of debt cost . . . . . . . . . . . . . . . . . .      349          328
                                                              ---------    ---------
    Funds from operations as adjusted . . . . . . . . . . . . $ 81,826     $ 68,840
                                                              =========    =========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . .     2.65         2.57
                                                              =========    =========

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